Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 31, 2025, with respect to the consolidated financial statements of MNTN, Inc., included herein, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

San Francisco, California

May 14, 2025